Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 15, 2008, by and among Progressive Gaming International Corporation, a Nevada corporation (the “Company”), Private Equity Management Group Inc., a Nevada corporation (“PEM Inc.”), Private Equity Management Group LLC, a Nevada limited liability company (“PEM LLC” and, together with PEM Inc., “PEM”), and International Game Technology, a Nevada corporation (“IGT”, and together with PEM and their permitted successors and assigns, the “Investors”).

This Agreement is being entered into pursuant to the Common Stock and Warrant Purchase Agreement dated as of the date hereof between the Company and PEM (the “Stock Purchase Agreement”) and the Note and Warrant Purchase Agreement dated as of the date hereof between the Company and IGT (the “Note Purchase Agreement”).

The Company and the Investors hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 3(m).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Additional Effective Date” means each date any Additional Registration Statement is declared effective by the Commission.

“Additional Effectiveness Deadline” means, with respect to an Additional Registration Statement the earlier of (A) the ninetieth (90th) day following the Additional Filing Deadline or (B) the date which is within three (3) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review the Additional Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Additional Registration Statement; provided that, if the Additional Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Additional Effectiveness Deadline shall be the following Business Day.

“Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, subject to Section 3(n), the date that is twenty (20) Business Days from the date the Commission first permits the Company to file the Additional Registration Statement for the applicable Cutback Shares.

“Additional Registrable Securities” means any Cutback Shares not previously included on a Registration Statement.

“Additional Registration Statement” means a “resale” registration statement or registration statements of the Company filed under the Securities Act covering any Additional Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.

“Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement.

“Board” has the meaning set forth in Section 3(n).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Closing Date” means the Closing Date (as defined in the Note Purchase Agreement) and the date of the Closing (as defined in the Stock Purchase Agreement).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.10 per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Shares” means the 16,853,932 shares of Common Stock issuable upon conversion of the senior secured convertible notes issued to IGT pursuant to the Note Purchase Agreement, subject to adjustment as provided in the Notes (as defined in the Note Purchase Agreement).

“Cutback Shares” means any of the Initial Registrable Securities (without regard to clause (II) in the definition thereof) not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the earlier of (A) the one hundred fiftieth (150th) day following the Closing Date or (B) the date which is within three (3) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review the Initial Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Initial Registration Statement; provided that, if the

Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” has the meaning set forth in Section 2.

“Event” has the meaning set forth in Section 7(e).

“Event Date” has the meaning set forth in Section 7(e).

“Event Shares” has the meaning set forth in Section 7(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“IGT Additional Warrants” means the warrant to purchase up to 1,800,000 shares of Common Stock that may be issued to IGT pursuant to the Note Purchase Agreement, subject to adjustment as provided in such warrant.

“IGT Registrable Securities” means those Registrable Securities and Additional Registrable Securities that are Conversion Shares, Interest Shares, IGT Warrant Shares or Event Shares issued or to be issued to IGT.

“IGT Warrants” means the warrants to purchases shares of Common Stock issued or to be issuable to IGT on the Closing Date pursuant to the Note Purchase Agreement, subject to adjustment as provided in such warrants.

“IGT Warrant Shares” means the shares of Common Stock issuable upon exercise of the IGT Warrants and the IGT Additional Warrants, as applicable.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Effective Date” means the date the Initial Registration Statement has been declared effective by the Commission.

“Initial Filing Date” means, subject to Section 3(n), the one hundred twentieth (120th) day following the Closing Date; provided that, if the Initial Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Initial Filing Date shall be the following Business Day.

“Initial Registrable Securities” means (I) 23,585,713 shares of Common Stock comprising: (i) the Conversion Shares, (ii) the PEM Common Shares and PEM Warrant Shares (iii) the IGT Warrant Shares and (iv) the number of Interest Shares equal to six months of accrued interest on the Notes or (II) the maximum lesser amount as may be permitted by the staff of the Commission pursuant to Rule 415 with any cutback applied in the order set forth in Section 2(a) to all holders of Registrable Securities.

“Initial Registration Statement” means a “resale” registration statement of the Company filed under the Securities Act covering the Initial Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.

“Interest Shares” means the shares of Common Stock issuable to IGT in respect of accrued and unpaid interest on the Notes pursuant to Section 3(a) of the Notes.

“Losses” has the meaning set forth in Section 5(a).

“PEM Additional Shares” means the up to 900,000 shares of Common Stock that may be issued to PEM Inc. pursuant to Section 1.2 of the Stock Purchase Agreement, subject to adjustment as provided in the Stock Purchase Agreement.

“PEM Common Shares” means the PEM Initial Shares and the PEM Additional Shares.

“PEM Initial Shares” means the shares of Common Stock issued to PEM Inc. pursuant to the Stock Purchase Agreement (exclusive of any PEM Warrant Shares or IGT Shares) on the Closing Date.

“PEM Registrable Securities” means those Registrable Securities and Additional Registrable Securities that are PEM Common Shares, PEM Warrant Shares or Event Shares issued or to be issued to PEM.

“PEM Warrant” means the warrant to purchase shares of Common Stock issued to PEM LLC pursuant to the Stock Purchase Agreement, subject to adjustment as provided in such warrant.

“PEM Warrant Shares” means the shares of Common Stock issuable upon exercise of the PEM Warrant.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means each Initial Registrable Security and each Additional Registrable Security; provided, however, that a Conversion Share, a PEM Common Share, a PEM Warrant Share, an IGT Warrant Share, an Interest Share and an Event Share shall cease to be a “Registrable Security” on the earlier of: (1) the date on which such share has been resold or otherwise transferred pursuant to a Registration Statement; (2) the date on which such share is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder; or (3) the date on which such share or the obligation to issue such share ceases to be outstanding (whether as a result of redemption, repurchase, cancellation, repayment of the Note or otherwise).

“Registration Statement” means the Initial Registration Statement and any Additional Registration Statements, as applicable, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Counsel” means Sheppard, Mullin, Richter & Hampton LLP, for which the Holders will be reimbursed by the Company pursuant to Section 4.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date on The NASDAQ Global Market (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) or the Principal Market (as defined in the Stock Purchase Agreement) on which the Common Stock is then traded.

2. Resale Registration.

(a) Initial Registration. On or prior to the Initial Filing Date, the Company shall prepare and file with the Commission the Initial Registration Statement providing for the resale of the Initial Registrable Securities. The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith and with the Securities Act and the rules promulgated thereunder). The Initial Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Initial Registrable Securities. To the extent the staff of the Commission does not permit the registration of all of the Initial Registrable Securities for resale on the Initial Registration Statement, the Company shall reduce the number of Registrable Securities (reducing first on a 2.9 to 2.35 ratio basis between PEM and IGT (2.9 shares for PEM for every 2.35 shares for IGT) until the Registrable Securities to be registered on behalf of PEM have been reduced to 1,000,000, and thereafter reducing PEM and IGT on a pro rata basis in accordance with the number of Registrable Securities held by each (excluding the numbers of Registrable Securities by which each has been reduced under the preceding clause) at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the Commission, permitting PEM and IGT in each case to select which of its particular Registrable Securities is the subject of the reduction) so registered on the Initial Registration Statement to the maximum number of Registrable Securities that the staff of the Commission will permit to be registered on the Initial Registration Statement, and will file one or more Additional Registration Statements on Form S-3 covering the excess shares, as described in Section 2(b). The Company shall (i) not permit any securities other than the Initial Registrable Securities to be included in the Initial Registration Statement and (ii) use its commercially reasonable best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Initial Registration Statement continuously effective under the Securities Act for so long as the Initial Registrable Shares continue to be Registrable Securities (the “Effectiveness Period”). The Company shall request that the effective time of the Initial Registration Statement be 4:00 p.m. Eastern Time on the Effectiveness Date.

(b) Additional Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith and with the Securities Act and the rules promulgated thereunder) covering the resale of all of the Additional Registrable Securities not previously registered on a Registration Statement hereunder. To the extent the staff of the Commission does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the Commission. Each Additional Registration Statement prepared pursuant hereto shall register for resale that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the Commission (subject to reductions to the extent the staff of the Commission requires that the number of Additional Registrable Securities registered for resale on such Additional Registration Statement be reduced, which reductions shall be made in the order set forth in Section 2(a)). The Company shall use its commercially reasonable best efforts to have each Additional Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Additional Effectiveness Deadline for such Additional Registration Statement. By 9:30 am on the Business Day following the Additional Effective Date for each Additional Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement. Subject to this Section 2(b), if at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of shares of Registrable Securities remaining under the Registration Statements (such incremental shares of Registrable Securities being deemed to be “Additional Registrable Securities” hereunder), the Company shall have twenty (20) Business Days to file such additional Registration Statement, and the Company shall use its commercially reasonable best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than ninety (90) days after filing. Liquidated damages pursuant to Section 7(e) shall accrue until such time as the Additional Registrable Securities are registered pursuant to an effective Registration Statement.

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the Commission, on or prior to the Initial Filing Date, the Initial Registration Statement (and on or prior to the applicable Additional Filing Deadline, the applicable Additional Registration Statement) on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith and with the Securities Act and the rules promulgated thereunder) in accordance with the plan of distribution as set forth on Exhibit A hereto and in accordance with applicable law, regulations and Commission policies, and use commercially reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such Special Counsel, and (ii) cause its officers and directors, and use commercially reasonable best efforts to cause its counsel and independent registered public accounting firm to respond to such inquiries as shall be necessary, in the reasonable opinion of Special Counsel, to conduct a reasonable review of such documents. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the PEM Registrable Securities, the Holders of a majority of the IGT Registrable Securities or any Special Counsel shall reasonably object in writing within five (5) Business Days of their receipt thereof. Any objection to any proposed assumption by any Holder of any underwriter liability, in such Holder’s sole discretion, shall be deemed to be reasonable.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such Additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to such Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and (iv) file the final prospectus pursuant to Rule 424 of the Securities Act no later than 9:00 a.m. Eastern Time on the second Business Day following the date such Registration Statement is declared effective by the Commission. The Holders agree to comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the applicable Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing, and in the case of (iii) below, on the same day of receipt by the Company of such notice from the Commission) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of a Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e) If requested by the Holders of a majority of the PEM Registrable Securities or a majority of the IGT Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f) If requested by any Holder, furnish to such Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Sections 3(m) and 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its commercially reasonable best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Stock Purchase Agreement or the Note Purchase Agreement, as applicable, and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

(j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Use its commercially reasonable best efforts to cause all Registrable Securities relating to a Registration Statement to be quoted on The NASDAQ Global Market or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed, quoted or traded as and when required pursuant to the Stock Purchase Agreement or Note Purchase Agreement, as applicable.

(l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders all documents filed or required to be filed with the Commission, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 90 days after the end of any 12-month period if such period is a fiscal year commencing on the first day of the first fiscal quarter of the Company after the Effectiveness Date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

(m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal or applicable state law then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder covenants and agrees that it will not sell any Registrable Securities under the Registration Statement until the Company has electronically filed the final Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c).

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

(n) If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) determines not to be in the Company’s or the Company’s stockholders’ best interest to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company’s or the Company’s stockholders’ best interest to disclose, or (iii) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and audited financial statements on Forms 10-Q and 10-K (or such other forms as the Company may then be eligible to file), then the Company may (x) postpone or suspend filing of a Registration Statement for a period not to exceed thirty (30) consecutive days or (y) postpone or suspend effectiveness of a Registration Statement for a period not to exceed twenty (20) consecutive days; provided that the Company may not postpone or suspend effectiveness of a Registration Statement under this Section 3(n) for more than forty-five (45) days in the aggregate during any three hundred sixty (360) day period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) or twenty (20) day periods, as applicable, arising out of the same set of facts, circumstances or transactions.

4. Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The NASDAQ Global Market and/or each other securities exchange or market on which Registrable Securities are required hereunder to be quoted or listed, if any, (B) with respect to filing fees required to be paid to FINRA and NASDAQ Listing Qualifications, each as applicable, and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of the PEM Registrable Securities or the Holders of a majority of the IGT Registrable Securities, as applicable, may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested, as applicable, by the holders of a majority of the PEM Registrable Securities or the holders of a majority of the IGT Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, up to a maximum amount of $15,000, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sales of the Registrable Securities.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation of securities laws by the Company or untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising out of or relating to any untrue statement of a material fact contained in a Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the

Company specifically for inclusion in a Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof (including reasonable attorneys’ fees and expenses); provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon sale of such Holder’s Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

6. Rule 144.

As long as any Holder owns Notes, PEM Common Shares, IGT Warrants, PEM Warrants or Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any

Holder owns Notes, PEM Common Shares, IGT Warrants, PEM Warrants or Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including requesting that external counsel provide any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Company Disclosure Schedules (as defined in the Stock Purchase Agreement), neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

(c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

(d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering (i) the Conversion Shares, (ii) the PEM Common Shares, (iii) the PEM Warrant Shares or (iv) the Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will include in such Registration Statement all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the Effectiveness Date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144 of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement and recommend inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

(e) Failure to File Registration Statement and Other Events. The Company and the Investors agree that the Holders will suffer damages if a Registration Statement registering all of the Initial Registrable Securities is not filed on or prior to the Initial Filing Date or any Additional Registration Statement registering any Additional Registrable Securities is not filed on or prior to any Additional Filing Deadline, as applicable, and not declared effective by the Commission on or prior to the Effectiveness Date or the Additional Effectiveness Deadline, as applicable, and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision and that the following constitutes a reasonable estimate by all parties of a reasonable amount of such damages. Accordingly, if (A) a Registration Statement is not filed on or prior to the Initial Filing Date or any Additional Filing Deadline, as applicable, or (B) a Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date or the Additional Effectiveness Deadline, as applicable, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (D) a Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities registered on such Registration Statement at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (E) the Company has breached Section 3(n) hereof, or (F) trading in the Common Stock shall be suspended or if the Common Stock is no longer quoted on or is delisted from the Principal Market for any reason for more than three (3) Business Days in the aggregate, or (G) the Commission does not permit the Company to register all of the Initial Registrable Securities in the Initial Registration Statement (as applied only to the Cutback Shares) or (II) a Registration Statement is for any other reason (other than through the fault of one or more Investors) not declared effective by the Commission (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days from the date the Registration Statement ceases to be effective, or for purposes of clause (E) the date of such breach, or for purposes of clause (F) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (G) the date on which the Company acknowledges to the Commission that the Initial Registration Statement will not include all of the Initial Registrable Securities being referred to as the “Event Date”), the Company shall make payments in cash or registered shares of Common Stock at the Holder’s sole option to each Holder as provided in the next sentence as liquidated damages and not as a penalty. The payments shall be made for each calendar month (pro rated for periods less than a calendar month) from the Event Date until the applicable Event is cured in the amount that is equal to (i) for the Events described in clauses (A)-(F) and (H) above, two percent (2.0%) of the product of the aggregate number of Conversion Shares, PEM Common Shares, PEM Warrant Shares, IGT Warrant Shares and Interest Shares (to the extent they continue to be Registrable Securities) multiplied by the greater of $1.50 or the closing price of the Common Stock on the last trading day prior to the Closing Date, and (ii) for the Event described in clause (G) above, one percent (1.0%) of the product of the aggregate number of Cutback Shares (to the extent they continue to be Registrable Securities) multiplied by the greater of $1.50 or the closing price of the Common Stock on the last trading day prior to the Closing Date; provided that in no event (i) shall the amount of liquidated damages payable at any time and from time to time pursuant to this Section 7(e) in the aggregate exceed ten percent (10.0%) of the product of the aggregate number of Conversion Shares, PEM Common Shares, PEM Warrant Shares, IGT Warrant Shares and Interest Shares included in the Initial Registrable Securities multiplied by the greater of $1.50 or the closing price of the Common Stock as of the last trading day prior to the Closing Date or (ii) shall the amount of liquidated damages payable at any time and from time to time pursuant to this Section 7(e) in the aggregate with respect to Events described in clause (G) exceed $500,000. Notwithstanding anything to the contrary in this paragraph (e), if (a) any of the Events described in clauses (A), (B), (C), (D), (F) or (G) shall have occurred, (b) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and (c) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension. If the Holder elects to be paid liquidated damages in registered shares of Common Stock (any such shares being referred to as “Event Shares”), the number of such shares of Common Stock to be issued to the Holders pursuant to this paragraph (e) shall be an amount equal to the quotient of (i) the liquidated damage amount calculated pursuant to this paragraph (e), divided by (ii) the average of the VWAP for the twenty (20) trading days immediately preceding such Event Date. Liquidated damages payable by the Company pursuant to this Section 7(e) shall be payable on the first (1st) Business Day of each thirty (30) day period following the Event Date.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company, the Holders of seventy-five percent (75%) of the PEM Registrable Securities outstanding and the Holders of seventy-five percent (75%) of the IGT Registrable Securities (the “Required Holders”).

(g) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

Attention: Heather A. Rollo, Chief Financial Officer

Tel. No.: (702) 263-2583

Facsimile No.: (702) 263-1681

E-mail: heather.rollo@pgicorp.net

with copies (which shall not constitute notice) to:	Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Steven M. Przesmicki, Esq. Tel. No.: (858) 550-6070 Facsimile No.: (858) 550-6420 E-mail: przes@cooley.com

If to PEM:

Private Equity Management Group Inc.

Private Equity Management Group LLC

c/o Private Equity Management Group Financial Corporation

1 Park Plaza

Suite 550

Irvine, CA 92614

Attention: Shiping Xu

Tel. No.: (949) 757-0977

Facsimile No.: (949) 757-0978

E-mail: sxu@pemgroup.com

with copies (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

333 S. Hope Street, 48th Floor

Los Angeles, CA 90071

Attention: William M. Scott IV, Esq.

Tel. No.: (213) 620-1780

Facsimile No.: (213) 443-4717

E-mail: bscott@sheppardmullin.com

If to IGT:

International Game Technology

9295 Prototype Drive

Reno, Nevada 89521

Attention: Daniel R. Siciliano,

Chief Accounting Officer and Treasurer

Tel. No.: (775) 448-7777

Facsimile No.: (775) 448-0120

E-mail: danny.siciliano@igt.com

with copies (which shall not constitute notice) to:	International Game Technology 9295 Prototype Drive Reno, Nevada 89521 Attention: General Counsel Tel. No.: (775) 448-0120 Facsimile No.: (775) 448-0120 E-mail: dave.johnson@igt.com

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Required Holders. Each Investor may assign its rights hereunder in the manner and to the Persons as permitted under the Stock Purchase Agreement and Note Purchase Agreement, as applicable, subject to Section 7(i).

(i) Assignment of Registration Rights. Subject to Section 7(h), the rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Person if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Stock Purchase Agreement and Note Purchase Agreement, as applicable. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the State of New York. The Company and the Holders consent to process being served in any such suit, action or proceeding by delivering a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(k) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, the Stock Purchase Agreement or the Note Purchase Agreement, as applicable, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage regardless of the class of Holders from whom such consent is required.

(p) Independent Nature of Investors. The Company acknowledges that nothing contained herein or in any Transaction Documents (as defined in the Stock Purchase Agreement) or Purchase Documents as defined in the Note Purchase Agreement, as applicable, and no action taken by any Investor pursuant hereto or thereto (including, but not limited to, the (i) inclusion of an Investor in a Registration Statement and (ii) review by, and consent to, such Registration Statement by an Investor) shall be deemed to constitute any Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or the Purchase Documents, as applicable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:	/s/ RUSSEL H. MCMEEKIN
Name: Russel H. McMeekin
Title: President and Chief Executive Officer

PRIVATE EQUITY MANAGEMENT GROUP INC.

By:	/s/ PETER PAUL MENDEL
Name: Peter Paul Mendel
Title: Managing Director and Chief Compliance Officer

PRIVATE EQUITY MANAGEMENT GROUP LLC

By:	/s/ PETER PAUL MENDEL
Name: PETER PAUL MENDEL
Title: Managing Director and Chief Compliance Officer

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ /DANIEL R. SICILIANO
Name: Daniel R. Siciliano
Title: Chief Accounting Officer and Treasurer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Exhibit A

Plan of Distribution

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT